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                                                               Exhibit 4(t)(iii)


                                 FIRST AMENDMENT
                                       TO
                              CERTIFICATE OF TRUST

                                       OF

                            FLEET CAPITAL TRUST VIII
                 (TO CERTIFICATE OF TRUST FILED MARCH 16, 1998)

         This First Amendment to Certificate of Trust of Fleet Capital Trust VIII dated October 21, 1999, is hereby duly executed and filed by the undersigned, as trustees of Fleet Capital Trust VIII (the "Trust"), for the purpose of amending the Certificate of Trust of the Trust filed March 16, 1998 (the "Original Certificate") under the Delaware Business Trust Act, 12 Del. C.
Section 3801 et. seq. The undersigned hereby certify as follows:

         1. NAME. The name of the Trust is "Fleet Capital Trust VIII."

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware, as required by 12 Del. C. Sec. 3807 (a), is hereby amended to be The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

         3. EFFECTIVE DATE. This First Amendment to Certificate of Trust shall be effective as of the date of its filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust at the time of filing of this First Amendment to Certificate of Trust, have executed this First Amendment to Certificate of Trust as of the date first above written.

                                             /s/ Eugene M. McQuade
                                             -------------------------
                                             Name: Eugene M. McQuade
                                             Title:  Trustee

                                             /s/ Douglas L. Jacobs
                                             -------------------------
                                             Name: Douglas L. Jacobs
                                             Title:  Trustee

                                             /s/ John R. Rodehorst
                                             -------------------------
                                             Name: John R. Rodehorst
                                             Title:  Trustee

                       [SIGNATURES CONTINUED ON NEXT PAGE]


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                                             THE BANK OF NEW YORK (DELAWARE),
                                             as Trustee

                                             By: /s/ Walter N. Gitlin
                                                -----------------------------
                                                Name:
                                                Title:  Authorized Signatory






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